                          FORM OF AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT


         Financial Intermediary Distribution Agreement (the "Agreement") made as of this 15th day of May, 2003 by and between DELAWARE DISTRIBUTORS, L.P. ("DDLP"), Delaware limited partnership, and LINCOLN FINANCIAL DISTRIBUTORS, INC. ("LFD"), a Connecticut corporation.

                                   WITNESSETH
                                   ----------

         WHEREAS, DDLP serves as the distributor of a number of investment companies (individually a "Fund" and, collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to distribution agreements between each Fund and DDLP; and

         WHEREAS, pursuant to the aforementioned distribution agreements, each Fund has engaged DDLP to promote the distribution of its shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Fund's shares to the public; and

         WHEREAS, DDLP desires to enter into an agreement with LFD pursuant to which LFD shall promote the sale of the Funds' shares through broker/dealers, financial advisers and other financial intermediaries (collectively "Financial Intermediaries").

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DDLP hereby engages LFD to promote the sale of shares of each Fund and each investment portfolio thereof listed in Appendix A hereto (as revised from time to time) through Financial Intermediaries.

2. LFD agrees to use its best efforts to promote the sale of the Funds' shares designated by DDLP to retail investors through Financial Intermediaries wherever their sale is legal, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Funds' Registration Statements under the Securities Act of 1933, including the Prospectuses and Statements of Additional Information contained therein. DDLP and LFD shall mutually agree as to the specific responsibilities of each party hereunder from time to time.

3. LFD represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualified under applicable state securities laws in each jurisdiction in which LFD may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). DDLP represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Exchange Act and qualified under applicable state securities laws in each jurisdiction in which DDLP may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the NASD.

4.       DDLP will provide LFD with:
         (a) copies of the current Prospectuses and Statements of Additional Information for each Fund, including all supplements thereto;
         (b) copies of each Fund's periodic reports to shareholders as soon as reasonably practicable after DDLP receives such reports from the Fund;

         (c) marketing materials and advertising relating to the Funds produced by DDLP;
         (d) Fund-related materials prepared by DDLP and designated for internal use only (subject to the terms and conditions established from time to time by DDLP); and
         (e) prompt notice of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Registration Statement of any Fund, or the initiation of any proceedings for that purpose.

5. DDLP and LFD shall mutually agree from time to time which party shall be primarily responsible for preparing marketing materials and advertising relating to the Funds. Notwithstanding which party has primary responsibility for marketing materials and advertisements, LFD agrees to submit to DDLP, prior to its use or as otherwise agreed, the form of any sales literature and advertisements relating to the Funds prepared by LFD and proposed to be generally disseminated by or for LFD, all sales literature and advertisements relating to the Funds prepared by LFD and proposed to be used by LFD, and all sales literature and advertisements prepared by or for LFD for such dissemination or for use by others in connection with the sale of the Funds' shares. LFD also agrees that LFD will submit such sales literature and advertisements to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. LFD agrees not to use or to permit others to use such sales literature or advertisements without the prior written consent of DDLP if any regulatory agency expresses objection thereto or if DDLP delivers, on behalf of the Board of Directors/Trustees of the Funds, to LFD a written objection thereto. DDLP and LFD agree to work together in good faith to resolve any disagreements between DDLP and LFD about or objections by DDLP to marketing materials and advertisements relating to the Funds.

6. The responsibility of LFD hereunder shall be limited to the promotion of sales of the Funds' shares through Financial Intermediaries. LFD is not empowered to approve orders for sales of the Funds' shares or to accept payment for such orders. Sales of a Fund's shares shall be deemed to be made when and where accepted by the Fund's transfer agent on behalf of the Fund.

7. In consideration for the services provided by LFD under this Agreement, DDLP shall pay LFD the compensation set forth on Schedule A to this Agreement.

8. With respect to the apportionment of costs between DDLP and LFD associated with activities with which both are concerned, the following will apply:

         (a) DDLP will pay the costs incurred in printing and mailing copies of Fund Prospectuses and shareholder reports to prospective investors;
         (b) DDLP will pay the costs of any additional copies of Fund financial and other reports and other Fund literature supplied to DDLP by the Fund for sales promotion purposes;
         (c)      LFD will bear the expense of its advertising and promotional activities and materials, including value-added sales
                  promotions, that do not relate directly to the Funds; and
         (d) The parties will apportion between DDLP and LFD the following expenses as mutually agreed from time to time:
                  (1) Advertising and promotional activities and materials that relate exclusively to the Funds;
                  (2) Advertising and promotional activities and materials relating both to the Funds and to the other products distributed by LFD.

9. Both DDLP and LFD may engage in other business, provided such other business does not interfere with the performance by DDLP and LFD of their respective obligations under this Agreement.

10. DDLP agrees to indemnify, defend and hold LFD harmless from and against any and all losses, damages, or liabilities to which LFD may become subject by reason of DDLP's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement. LFD agrees to indemnify, defend and hold DDLP harmless from and against any and all losses, damages, or liabilities to which DDLP may become subject by reason of LFD's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

11. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at 2005 Market Street, Philadelphia, Pennsylvania 19103-7094, or at such other address as DDLP or LFD may designate in writing and furnish to the other.

12. This Agreement shall not be assigned, as that term is defined in the 1940 Act, by LFD and shall terminate automatically in the event of its attempted assignment by LFD. This Agreement will automatically terminate with respect to a Fund upon the termination of the distribution agreement between DDLP and the Fund. This Agreement will automatically terminate with respect to all Funds in the event that LFD ceases to be a broker/dealer registered under the Exchange Act or a member in good standing of the NASD. Except as specifically provided in the indemnification provision contained in Paragraph 10 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

13.      (a)      This Agreement shall remain in force with respect to a Fund for a period of two years from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors/Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal thereof have been approved by the vote of a majority of the Directors/Trustees of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.
         (b)      LFD may terminate this Agreement at any time by giving DDLP written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to DDLP.
         (c)      DDLP may terminate this Agreement at any time upon prior
                  written notice to LFD of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to LFD.
         (d)      The Board of Directors/Trustees of a Fund may terminate this
                  Agreement with respect to the Fund at any time upon prior written notice to DDLP and/or LFD of its intention to so terminate at the expiration of three months from the date of delivery of such written notice to DDLP and/or LFD.

14. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

15. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.


DELAWARE DISTRIBUTORS, L.P.                                   LINCOLN FINANCIAL DISTRIBUTORS,
By:      DELAWARE DISTRIBUTORS, INC.,                         INC.
         General Partner


By:                                                           By:
         ------------------------------------------------              --------------------------------------------
Name:    David K. Downes                                      Name:    David M. Kittredge
Title:   Executive Vice President/Chief Operating             Title:   Senior Vice President/Chief Operating
         Officer/Chief Financial Officer                               Officer

                                   SCHEDULE A
                                       to
                              AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

The fees payable by DDLP to LFD under this Schedule A shall be calculated and paid monthly.

I. Fees with respect to sales of shares of Funds other than Delaware VIP Trust

With respect to each sale through Financial Intermediaries on or after the date of this Agreement, a non- recurring fee equal to the amount shown below will be paid by DDLP to LFD.

                                                         Basis points
                                                           On Sales
                                                        ---------------

Retail Mutual Funds except as noted below (1)                .50%
Merrill Lynch Connect Program                                .25%
Registered Investment Advisers and                           .45%
  H.D. Vest Institutional Classes
Citigroup Global Capital Markets, Inc. (formerly              0
Salomon Smith Barney)
  International Equity Fund I Class

(1) - A, B, & C classes excluding money market, house accounts, market timers

In addition to the non-recurring fee set forth above, a fee at the annual rate set forth below of the average daily net assets of Fund shares outstanding and beneficially owned by shareholders through Financial Intermediaries, including those Fund shares sold before the date of this Agreement, will be paid by DDLP to LFD.

                                                         Basis points
                                                          On Assets
                                                        ---------------

Retail Mutual Funds (including money market, house           .04%
  accounts and market timers)
Merrill Lynch Connect Program                                 0
Registered Investment Advisers and                           .04%
  H.D. Vest Institutional Classes
Citigroup Global Capital Markets, Inc. (formerly             .04%
Salomon Smith Barney)
  International Equity Fund I Class


II. Fees with respect to the Sale of Delaware VIP Trust shares through Allmerica Variable Products.

With respect to each sale of Delaware VIP Trust shares on or after the date of this Agreement through variable annuity and variable life insurance products for which Allmerica Investments, Inc. ("Allmerica") is the principal underwriter ("Allmerica Variable Products"), a non-recurring fee equal to the entire distribution allowance received by DDLP from Allmerica with respect to such sale. No other fees will be payable to LFD with respect to sales of Delaware VIP Trust shares.

                                   APPENDIX A
                                       to
                              AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT


Delaware Group Adviser Funds                                      Delaware Group Income Funds
     Delaware Diversified Income Fund                                  Delaware Corporate Bond Fund
     Delaware U.S. Growth Fund                                         Delaware Delchester Fund
                                                                       Delaware Extended Duration Bond Fund
Delaware Group Cash Reserve                                            Delaware High-Yield Opportunities Fund
     Delaware Cash Reserve Fund                                        Delaware Strategic Income Fund

Delaware Group Equity Funds I                                     Delaware Group Limited-Term Government Funds
     Delaware Balanced Fund                                            Delaware Limited-Term Government Fund
     Delaware Devon Fund
                                                                  Delaware Group State Tax-Free Income Trust
Delaware Group Equity Funds II                                         Delaware Tax-Free Pennsylvania Fund
     Delaware Decatur Equity Income Fund
     Delaware Diversified Value Fund                              Delaware Group Tax-Free Fund
     Delaware Growth and Income Fund                                   Delaware Tax-Free Insured Fund
     Delaware Social Awareness Fund                                    Delaware Tax-Free USA Fund
                                                                       Delaware Tax-Free USA Intermediate Fund
Delaware Group Equity Funds III
     Delaware American Services Fund                              Delaware Group Tax-Free Money Fund
     Delaware Focused Growth Fund                                      Delaware Tax-Free Money Fund
     Delaware Focused Value Fund
     Delaware Health Care Fund                                    Delaware Pooled Trust7
     Delaware Small Cap Growth Fund                                    The International Equity Portfolio
     Delaware Technology and Innovation Fund                           The Real Estate Investment Trust Portfolio II
     Delaware Trend Fund
                                                                  Delaware VIP Trust
Delaware Group Equity Funds IV                                         Delaware VIP Balanced Series
     Delaware Diversified Growth Fund                                  Delaware VIP Capital Reserves Series
     Delaware Growth Opportunities Fund                                Delaware VIP Cash Reserve Series
                                                                       Delaware VIP Diversified Income Series
                                                                       Delaware VIP Emerging Markets Series
Delaware Group Equity Funds V                                          Delaware VIP Global Bond Series
     Delaware Retirement Income Fund                                   Delaware VIP Large Cap Value Series*
     Delaware Small Cap Contrarian Fund                                Delaware VIP Growth Opportunities Series
     Delaware Small Cap Value Fund                                     Delaware VIP High Yield Series
                                                                       Delaware VIP International Value Equity Series
Delaware Group Foundation Funds                                        Delaware VIP REIT Series
     Delaware Balanced Allocation Portfolio                            Delaware VIP Select Growth Series
     Delaware Growth Allocation Portfolio                              Delaware VIP Small Cap Value Series
     Delaware Income Allocation Portfolio                              Delaware VIP Social Awareness Series
     Delaware S&P 500 Index Fund                                       Delaware VIP Trend Series
     The Asset Allocation Portfolio                                    Delaware VIP U.S. Growth Series

Delaware Group Global & International Funds                       Voyageur Insured Funds
     Delaware Emerging Markets Fund                                    Delaware Tax-Free Minnesota Insured Fund
     Delaware International Small Cap Value Fund                       Delaware Tax-Free Arizona Insured Fund
     Delaware International Value Equity Fund
                                                                  Voyageur Intermediate Tax-Free Funds
Delaware Group Government Fund                                         Delaware Tax-Free Minnesota Intermediate Fund
     Delaware American Government Bond Fund

Voyageur Investment Trust                                         Voyageur Mutual Funds II
     Delaware Tax-Free California Insured Fund                         Delaware Tax-Free Colorado Fund
     Delaware Tax-Free Florida Fund
     Delaware Tax-Free Florida Insured Fund                       Voyageur Mutual Funds III
     Delaware Tax-Free Missouri Insured Fund                           Delaware Core Equity Fund
     Delaware Tax-Free Oregon Insured Fund                             Delaware Select Growth Fund

Voyageur Mutual Funds                                             Voyageur Tax Free Funds
     Delaware Minnesota High-Yield Municipal Bond Fund                 Delaware Tax-Free Minnesota Fund
     Delaware National High-Yield Municipal Bond Fund
     Delaware Tax-Free Arizona  Fund
     Delaware Tax-Free California Fund
     Delaware Tax-Free Idaho Fund
     Delaware Tax-Free New York Fund

Agreed to and accepted:


DELAWARE DISTRIBUTORS, L.P.                                   LINCOLN FINANCIAL DISTRIBUTORS,
By:      DELAWARE DISTRIBUTORS, INC.,                         INC.
         General Partner


By:                                                           By:
         ------------------------------------------------              --------------------------------------------
Name:    David K. Downes                                      Name:    David M. Kittredge
Title:   Executive Vice President/Chief Operating             Title:   Senior Vice President/Chief Operating
         Officer/Chief Financial Officer                               Officer


















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